                                                                       EXHIBIT E

                         PLEDGE AND SECURITY AGREEMENT


     This PLEDGE AND SECURITY AGREEMENT (the "Agreement") is made as of the 14th
                                              ---------
day of April, 1998.

AMONG:         LEHA, a Netherlands Foundation ("LEHA"), Oldco N.V., a Belgian
                                                ----
               corporation ("Oldco"), L&H Holding III S.A. a Luxembourg
                             -----
               corporation ("Holding"), Jo Lernout and Pol Hauspie, jointly and
                             -------
               severally;


AND:           Kredietbank N.V.(the "Security Agent"), acting in its capacity as
                                     --------------
               security agent for the Purchasers (as defined below).

AND: RGC International Investors LDC, Shepherd Investments International, Ltd. and Stark International (each, a "Purchaser"
                                                                     ---------
               and collectively, together with their permitted successors and assigns, on a several, not joint, basis, the "Purchasers").
                                                             ----------

WHEREAS:

(A)  Each of Oldco and Holding (the "Initial Pledgors") owns, directly or
                                     ----------------
     indirectly, certain shares of common stock of Lernout & Hauspie Speech Products N.V. ("LHSP"). Such shares of common stock may, in accordance
                     ----
     with the terms of Article 8 hereof, be transferred to LEHA ("Subsequent
                                                                  ----------
     Pledgor" and, together with the Initial Pledgors, Jo Lernout and Pol
     -------
     Hauspie, the "Pledgors").
                   --------

(B) Pursuant to the Securities Purchase Agreement of even date herewith ("Purchase Agreement"), by and among the Purchasers and the Pledgors, the
       ------------------
     Purchasers have agreed to purchase and Pledgors have agreed to sell a number of shares common stock of LHSP as determined pursuant to the terms of the Purchase Agreement.

(C) The Pledgors, in order to fulfill certain of the conditions of the Purchase Agreement and to secure their obligations thereunder, have agreed to pledge the Pledged Collateral (as defined below) to the Security Agent for the benefit of, and as agent for, the Purchasers as provided in this Agreement.

THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS
     -----------

     For the purposes of this Agreement, the following terms shall have the meanings set out below:

     "Additional Property"  shall have the meaning set out in Section 3.1(b).
     --------------------

     "Purchase Documents"  means this Agreement, the Purchase Agreement, the
     -------------------
Registration Rights Agreement, the Escrow Agreement and certificates, instruments and other related documents delivered in connection therewith.

     "Pledged Collateral"  shall have the meaning set out in Section 3.1(c).
     --------------------

     "Pledged Shares"  means all the shares of the common stock of LHSP held by
     ----------------
each Pledgor which are pledged hereunder, as specified on Exhibit A hereto.

     "Secured Obligations"  means all present and future obligations of the
     ---------------------
Pledgors (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) under the Purchase Documents to which any of the Pledgors are a party, including any obligation to pay damages as a result of any breach of the Secured Obligations or any other liability of the Pledgors arising out of an "Event of Default" under Section 6.1.

     All capitalized terms used but not defined herein shall have the meanings given to those terms in the Purchase Agreement.


2.   APPOINTMENT OF AGENT; SUBSTITUTION
     ----------------------------------

     2.1  Appointment, Powers and Immunities
          ----------------------------------

     (a) Each Purchaser hereby appoints and authorizes Security Agent to act as its Security Agent hereunder and under any other document referred to herein or entered into in connection herewith with such powers as are expressly delegated to Security Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Security Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement, or be a trustee for any Purchaser. Notwithstanding anything to the contrary contained herein, Security Agent shall not be required to take any action which is contrary to this Agreement or any requirement of applicable law. Each of Security Agent, the Purchasers and any of their respective affiliates shall not be responsible to any other Purchaser for any recitals, statements, representations or warranties made by any Pledgor or its affiliates contained in this Agreement or in any certificate or other document referred to or provided for in, or received by Security Agent, or any Purchaser under this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this

Agreement or any other document referred to or provided for herein or for any failure by Pledgor or its affiliates to perform their respective obligations hereunder or thereunder. Security Agent may employ agents and attorneys-in-fact and shall not be responsible for the actions of any such agents or attorneys-in-fact selected by it with reasonable care; other than for their gross negligence or willful misconduct.

     (b) Security Agent and its respective directors, officers, employees or agents shall not be responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Security Agent (i) may treat any Purchaser party hereto as the beneficiary of this Agreement until written notice of the assignment or transfer of the interest thereof signed by such Purchaser and in form reasonably satisfactory to Security Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by Security Agent in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Purchaser for any statements, warranties or representations made by any other party hereto other than Security Agent in or in connection with this Agreement or any document referred to herein; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this or any other Agreement on the part of any party thereto other than Security Agent or to inspect the property (including books and records) of any Pledgor or any other person; and
(v) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document referred to herein or furnished pursuant hereto (other than by or against the Security Agent). Except as otherwise provided under this Agreement, Security Agent shall take action (or shall refrain from taking action) with respect to the Pledged Collateral as instructed by Purchasers entitled to receive a Pro Rata Portion (as defined in the Purchase Agreement) of Common Shares (as defined in the Purchase Agreement) constituting at least 50.1% of the aggregate Common Shares (the "Majority Purchasers"), as
                                                    -------------------
such Pro Rata Portion is specified adjacent to each Purchaser's name on the signature pages hereto; provided that the Security Agent shall not take any action which is contrary to this Agreement or any requirement of law. The actions taken or not taken by Security Agent on the written instructions of the Majority Purchasers shall be binding upon all of the Purchasers.

     2.2  Reliance by Agent.  Security Agent shall be entitled to rely upon any
          -----------------
certificate, notice or other document (including cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Security Agent.

     2.3  Non-Reliance.  Each Purchaser represents that it has not relied on
          ------------
Security Agent or any other Purchaser in deciding to enter into this Agreement, and agrees that it will, independently and without reliance upon Security Agent, or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Security Agent and any Purchaser shall not be required to keep informed as to the performance or observance by any Pledgor and its affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Pledgor or its affiliate.

     2.4  Defaults.  Security Agent shall not be deemed to have knowledge or
          --------
notice of the occurrence of any Event of Default (as defined below) unless Security Agent has received a notice from a Purchaser or Pledgor, referring to this Agreement, describing the events and circumstances relating to such Event of Default and indicating that such notice is a notice that the Event of Default has occurred. If Security Agent receives such a notice of the occurrence of the Event of Default, Security Agent shall give notice thereof to each Purchaser and to each Pledgor. Security Agent shall take such action with respect to the Event of Default as Security Agent shall be reasonably directed by the Majority Purchasers; provided, however, unless and until Security Agent shall have
            --------  -------
received such directions, Security Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Purchasers; and provided further that the Security Agent shall not take any action which is
    -------- -------
contrary to this Agreement or any requirement of law (including without limitation exercise of any right or remedy other than as permitted under the laws of Belgium (including in particular the Law of 5th May 1872)).

     2.5  Indemnification.  Without limiting the obligations of Pledgors under
          ---------------
Article 9 hereof, and solely to the extent not satisfied by Pledgors pursuant to
Article 9, each Purchaser agrees to indemnify Security Agent, ratably in accordance with their proportionate share of the Secured Obligations for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Security Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Purchaser
                                        --------  -------
shall be liable for any of the foregoing to the extent they arise from Security Agent's or its directors', officers', employees' or agents' gross negligence or willful misconduct. Security Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Purchaser agrees to reimburse Security Agent as promptly as practicable upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by Security Agent in connection with the administration or enforcement of, or legal advice in respect of rights or responsibilities under this Agreement and the documents and instruments contemplated hereby, to the extent that Security Agent is not reimbursed for such expenses by Pledgors.

     2.6  Successor Security Agent.  Security Agent acknowledges that its
          ------------------------
current intention is to remain Security Agent hereunder. Nevertheless, Security Agent may resign at any time by giving written notice thereof to the Purchasers and Pledgor. Security Agent may be removed involuntarily for any reason upon the affirmative vote of the Majority Purchasers. Upon any such resignation or removal, the Majority Purchasers shall have the right, without the consent of Pledgor to appoint a successor Security Agent which shall be a commercial bank or an affiliate thereof having a combined capital and surplus of at least $250,000,000 or is otherwise reasonably acceptable to Pledgors. If no successor Security Agent shall have been so appointed by the Majority Purchasers, and shall have accepted such appointment, within 30 days after the retiring Security Agent's giving of notice of resignation or the Purchasers' removal of the retiring Security Agent, the retiring Security Agent may, on behalf of the Purchasers, appoint a successor Security Agent, which shall be a commercial bank or an affiliate thereof having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Security Agent by a successor Security Agent, such successor Security Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Agent, and the retiring Security Agent shall be discharged from its continuing duties and obligations as Security Agent hereunder. After any retiring Security Agent's resignation or removal hereunder as Security Agent, the provisions of this Article 2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Security Agent.

     2.7  Authorization.  Security Agent is hereby authorized by the Purchasers
          -------------
to execute, deliver and perform this Agreement and any other instrument or document to be executed by Security Agent in connection herewith. Security Agent is further authorized by the Purchasers to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement.

     2.8  Other Transactions.  Security Agent and its affiliates may accept
          ------------------
deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any Pledgor or any other person, without any duty to account therefor to the Purchasers, so long as such activities do not prevent Security Agent from complying with its obligations hereunder.

     2.9  No Reliance by Pledgors.  The provisions of this Article 2 are solely
          -----------------------
for the purposes of defining the rights of the Security Agent with respect to the Purchasers, and vice versa, and no Pledgor shall have any rights or benefits vis-a-vis the Security Agent or the Purchasers as a result of the provisions of this Article 2.

3.   GRANT OF SECURITY INTEREST
     --------------------------

     3.1  Pledge.  Each of the Pledgors hereby grants, pledges and collaterally
          ------
assigns, and the Subsequent Pledgor agrees to grant, pledge and collaterally assign upon the transfer of the Pledged Collateral in accordance with Article 8 hereof, to the Security Agent (as agent for the benefit of the Purchasers) as security for the due and punctual satisfaction and discharge of all the Secured Obligations a continuing security interest and first priority pledge upon, whether now owned or hereafter acquired, and howsoever its interest therein may appear:

          (a)   the Pledged Shares;

          (b) all rights, interests and property relating to or arising out of the Pledged Shares, or to which the Pledgors may become entitled, which the Pledgors may be offered or which may accrue to the Pledgors in connection with their interest in any of the Pledged Shares (the "Additional Property")
                                                  -------------------
including without limitation:

          (i) any shares of stock issued as a result of a stock split, the exercise of any right or option, or otherwise;

          (ii) all dividends, whether in cash, stock or otherwise, and other distributions or rights of Purchase (subject to the Security Agent's right and obligation to immediately distribute to Purchasers any cash dividends, distributions or proceeds of the Pledged Collateral pursuant to Article 5 hereof); and

          (iii) any right, interest or property received from time to time in exchange for, in consideration for or as a result of the transfer of Pledged Shares or any of the foregoing.

          (c) all proceeds and products of any of the above including, without limitation, any shares to be issued in respect of the Pledged Shares pursuant to LHSP's stock split to be effective April 15, 1998 (the Pledged Shares, the Additional Property, the rights and property described in Section 3.2 below, and all proceeds thereof being collectively referred to as the "Pledged
                                                               -------
                Collateral").
                ----------

     3.2  Additional Shares.    If the Pledgors acquire additional shares or
          -----------------
other securities in LHSP or any other entity in exchange for any of the Pledged Shares, the Pledgors shall, to the extent not already pledged hereunder, immediately grant to the Security Agent (as agent for the benefit of the Purchasers) a first priority pledge, on terms no more onerous than those herein, over such shares or other securities (which shall immediately become Pledged Collateral hereunder).

     3.3  Inscription.
          -----------

          (a) Each Pledgor and the Security Agent shall, at or prior to closing, sign each shareholders' register of LHSP under the following notation in English in the shareholders' register maintained in the United States, and in both English and in Dutch in the shareholders' register maintained in Belgium:

          "Stock Certificates numbered __ through __, representing 2,000,000 shares in the aggregate, are sold (subject to certain limitations) to RGC International Investors LDC, Shepherd Investments International, Ltd. and Stark International ("Purchasers") under a Securities Purchase Agreement among
                ----------
Purchasers and LEHA, a Netherlands Foundation, Oldco N.V., a Belgian corporation, L&H Holding III S.A., a Luxembourg corporation, Jo Lernout and Pol Hauspie ("Sellers") dated April 14, 1998 ("Securities Purchase Agreement") and
          -------                          -----------------------------
are pledged in favor of Kredietbank N.V. as Security Agent for Purchasers under a Pledge and Security Agreement dated April 14, 1998 to secure, among other things, the obligations of Sellers under the Purchase Agreement. The address of record for all notices and payments made in respect of the shares identified in the foregoing sentence shall hereafter be Kredietbank, 125 W. 55th St., 10th Floor, New York, NY 10019. Attn: Pierre Konings, General Manager and Senior Vice President."

          Any modification or removal of the foregoing legend will require the consent of the Security Agent.

          (b) Each Pledgor hereby appoints Philip Depecker, a lawyer with an address at Sint-Krispijnstraat, B8900 Ieper, Belgium, as its attorney-in-fact with power of substitution, to inscribe LHSP's shareholders' register in Belgium as set out above, and each Pledgor hereby appoints Lee Tinto, with an address at 111 Saunders Plaza, 11th Floor, East Hartford, Connecticut, 06108, as its attorney-in-fact with power of substitution, to inscribe LHSP's shareholders' register in the United States, as set out above, in each case to execute documents or instruments and generally to do anything necessary or desirable to create and perfect the pledge of the Pledged Shares as set forth in this Agreement.

     3.4. Documents.  The Pledgors shall, at or prior to closing, deliver to the
          ---------
Security Agent the stock certificates representing the Pledged Shares, together with stock powers executed in blank, any other certificates or documents evidencing or in respect of the Pledged Collateral, and shall execute and deliver all instruments and take other action as the Security Agent may reasonably request to perfect and protect the security interest in the Pledged Collateral under applicable laws. The Pledgors hereby irrevocably appoint the Security Agent as their attorney-in-fact, with authority to take any of the foregoing actions on behalf of the Pledgors, in the event that the Pledgors shall be in breach of their obligations under this Section.

     3.5. Notice.  Pledgors will prevent any third party (other than the
          ------
Security Agent or the Purchasers or in connection with a foreclosure sale of the Pledged Collateral) from taking title, possession or control over the Pledged Shares and shall give immediate notice to the Security Agent of any third party attempting to acquire such title, possession or control.

     3.6.  No Transfer.   The Pledgors shall not, without the prior written
           -----------
consent of the Security Agent and the Purchasers, sell, assign, transfer, or grant any option or other right with respect to, the Pledged Collateral or create or permit to exist any interest, lien or other encumbrance with respect to any of the Pledged Collateral other than the security interests granted herein. The Pledgors will cooperate with the Security Agent in any defense of its rights in the Pledged Collateral against claims of third parties. In addition to the other duties and responsibilities of Security Agent set forth herein, the Security Agent hereby agrees that it (i) will not, without the instruction of Purchasers or as required by a court of competent jurisdiction, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or hypothecate, encumber or grant any lien or security interest with respect to, any of the Pledged Collateral, (ii) will treat the Pledged Collateral with the same care as other securities held by it for its account or the account of others, (iii) will notify the Purchasers if it has knowledge of any event or circumstance that constitutes a challenge to, or could reasonably be expected to impair the Pledged Collateral or any part thereof or impair the enforceability of the security interest granted hereunder and (iv) will keep accurate books and records pertaining to the custody by the Security Agent of the Pledged Collateral.

     3.7.  Shares; Articles.  The Pledgors shall ensure that LHSP maintains the
           ----------------
Pledged Shares as registered shares, and that any additional shares or securities which become Pledged Collateral pursuant to Section 3.2 shall be and remain registered shares and, other than as permitted under the Purchase Agreement, the Pledgors shall ensure that the Articles of LHSP shall not be modified in any way which could adversely affect the security interests granted herein, without the prior written consent of the Purchasers.

     3.8.  Continuing Security.  The security interests granted herein over the
           -------------------
Pledged Collateral shall be continuing and will extend to the ultimate balance of the Secured Obligations, regardless of any intermediate payment, discharge or satisfaction in whole or in part.


4.   VOTING RIGHTS
     -------------

     4.1.  Before Event of Default.  The voting rights in respect of the Pledged
           -----------------------
Shares and any other Pledged Collateral shall be exercised by the Pledgors until the occurrence of an Event of Default (as defined below); provided that the Pledgors shall not vote in any manner which could reasonably be expected to materially impair the security interests granted herein.

     4.2.  After Event of Default.  The Pledgors hereby appoint each Purchaser
           ----------------------
as their attorney-in-fact to vote a Pro Rata Portion of Pledgors' shares at any time after the first to occur of (i) the Determination Date or (ii) an Event of Default with respect to the following decisions involving LHSP:

     i)   increase or reduction of capital;
     ii)  amendment of Articles (statuten);
                                 --------
     iii) modification of rights attached to shares;
     iv)  declaration of dividends; and
     v)   merger, rescission, liquidation, bankruptcy and other similar matters.

5.   DIVIDENDS
     ---------

     Dividends, distributions, proceeds and any other rights in respect of the Pledged Collateral shall be paid to or exercised by the Security Agent (as agent for the Purchasers); provided that cash dividends, distributions or proceeds shall be immediately paid to Purchasers in accordance with each such Purchaser's Pro Rata Portion in accordance with Sections 4.6 and 5.4 of the Purchase Agreement, and upon such payment shall cease to be Pledged Collateral hereunder. Security Agent agrees to pay over to Purchasers, based on the Pro Rata Portion of each, all such cash dividends, distributions and proceeds.


6.   ENFORCEMENT
     -----------

     6.1  Events of Default.  The occurrence of any of the following events
          -----------------
(each, an Event of Default), whatever the reason for such Event of Default, and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall entitle Security Agent to exercise any and all of its rights and remedies hereunder or at law:

     (a) the occurrence (whether by a result of acts or omissions by Pledgors or any other person) of the Determination Date pursuant to the Purchase Agreement, and the failure of any "Seller" thereunder either (i) to deliver all of the Common Shares (as defined in the Purchase Agreement) to be delivered by such Seller thereunder on the Share Transfer Date, or (ii) to provide the instructions to the Security Agent to transfer the Common Shares to the Purchasers as required by Section 5.2 of the Purchase Agreement;

     (b) the failure on the part of any Pledgor to observe or perform any covenant contained in this Agreement or the other Purchase Documents on its part to be observed or performed which could reasonably be expected to materially affect (i) the Seller's obligations under the Purchase Agreement to deliver Common Shares in accordance with the terms thereof, (ii) the rights of Purchasers or the lien of the Purchasers on the common shares hereunder, and, in each case, such failure shall continue unremedied for a period of 10 Business Days after such Pledgor becomes aware thereof or receives written notice thereof from Security Agent; or

     (c) any representation or warranty of any Pledgor contained in this Agreement shall contain an untrue or misleading statement of a material fact or shall fail to state a material fact necessary to make the statements therein not misleading as of the date made, where the event or circumstance to which such misleading statement relates could reasonably be expected to materially adversely affect (i) the Seller's obligations under the Purchase Agreement to deliver common shares in accordance with the terms thereof, (ii) the rights of Purchasers or the lien of the Purchasers on the Common Shares hereunder, and, in each case, such failure shall continue unremedied for a period of 10 Business Days after such Pledgor becomes aware thereof or receives written notice thereof from Security Agent.

     6.2. Remedies.  Upon the occurrence and during the continuation of an
          --------
Event of Default, Security Agent may, as agent for the benefit of the Purchasers, exercise all rights and remedies of a pledgee under the laws of Belgium (including in particular the Law of 5th May 1872).

     6.3. Waivers;  No exclusivity.  (a)  For the purposes only of enforcement
          ------------------------
of the security, the Pledgors hereby waive all forms of notice with respect to the Event of Default, and all other notices to which the Pledgors may otherwise be entitled, except as otherwise expressly provided herein or in the Purchase Agreement, and except for such notices as many be required under Belgian law.

          (b) Failure by the Security Agent to exercise, or delay in exercising, any right or remedy in connection with this Agreement shall not constitute a waiver thereof, nor shall partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

     6.4  Limitation on Duty of Security Agent with Respect to the Collateral.
          -------------------------------------------------------------------
The powers conferred on Security Agent hereunder are solely to protect its (and the Purchasers') interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers other than as set forth herein. Except for the safe custody of any Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, and except as otherwise set forth herein, Security Agent shall have no duty with respect to any Pledged Collateral. Security Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment that is substantially equivalent to that which Security Agent accords its own property, it being expressly agreed that Security Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Security Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral, but Security Agent may do so and all expenses incurred in connection therewith shall be part of the Secured Obligations.

     6.5  Allocation of Proceeds. Notwithstanding anything in this Agreement to
          ----------------------
the contrary, each Purchaser shall receive its Pro Rata Portion (as defined in the Purchase Agreement), as noted adjacent to such Purchaser's name on the signature pages to this Agreement, of any cash, shares or other distributions of any kind held or obtained by the Security Agent and distributed to the Purchasers in satisfaction of the Pledgors' obligations hereunder.

7.  REPRESENTATIONS AND WARRANTIES
    ------------------------------

     7.1  Representations and Warranties of the Pledgors.  The Pledgors hereby
          --------------------------------------
jointly and severally represent and warrant to the Security Agent as follows:

          (a) each Initial Pledgor is and, until transfer of the Pledged Shares to the Subsequent Pledgor is effected in accordance with the terms of Article 8, will at all times be the exclusive legal and beneficial owner of, and have valid title to, the Pledged Shares reflected on Exhibit A as being owned by it. The Subsequent Pledgor will, upon receipt of shares in accordance with the terms of
Article 8, at all times be the exclusive legal and beneficial owner of, and have valid title to, the Pledged Shares reflected on Exhibit A as being owned by it. The Initial Pledgors own, collectively, and upon receipt of shares in accordance with the terms of Article 8, Subsequent Pledgor shall own, and have (or shall have) the right to pledge, not less than 2,000,000 Common Shares of LHSP, subject to adjustment for splits, dividends, and similar actions as provided in the Purchase Agreement;

          (b) all the Pledged Shares are in registered form, duly issued and fully paid, and free and clear of all liens, pledges, security interest, charges, encumbrances, options and any other rights of third parties;

          (c) the Purchasers (through the Security Agent) have a first priority, validly perfected security interest in the Pledged Shares and the other Pledged Collateral; and

          (d) each Pledgor makes, for the benefit of the Purchasers, each of the representations and warranties set forth in Article III of the Purchase Agreement, which Article III is incorporated herein by this reference, mutatis
                                                                       -------
mutandis.
--------

     7.2  Representations and Warranties of the Security Agent.
          ----------------------------------------------------

          (a) Security Agent is duly organized and existing in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.

          (b) (i) Security Agent has the requisite power and authority to enter into and perform this Agreement and perform its obligations in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Security Agent and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action and, no further consent or authorization of any person, body or agency, and no filing with any person, body or agency, is required with respect to any of the transactions contemplated hereby, (iii) this Agreement has been duly executed and delivered by Security Agent, and (iv) this Agreement constitutes the legally valid and binding obligation of Security Agent, enforceable against the Security Agent in accordance with its terms, except to the extent that such validity or enforceability may be subject to or affected by any bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights or remedies of creditors generally, or by other equitable principles of general application.


8.   ASSIGNMENT
     ----------

     If any Purchaser assigns and transfers any of its respective rights and obligations hereunder to a transferee, in accordance with the terms of the Purchase Agreement, then such transferee shall have the rights of such Purchaser under this Agreement. Upon any such assignment, the assigning Purchaser shall notify Security Agent in writing thereof, and upon receipt of such notice Security Agent shall, and is hereby authorized to, amend the Pro Rata Portion designated on the signature pages hereto with respect to the assigning Purchaser in order to reflect such transfer (and shall note on an Appendix hereto the Pro Rata Portion of the assignee). Upon such assignment and transfer taking effect, the parties shall inscribe the shareholders' register of LHSP to indicate the replacement Purchaser. The Initial Pledgors are hereby authorized to sell, transfer and assign their rights and interest in the Pledged Collateral to the Subsequent Pledgor, provided that the Pledged Collateral shall remain continuing security for the Secured Obligations and that, prior to such sale, transfer and assignment the Subsequent Pledgor shall have reaffirmed the effectiveness of this agreement and security interest granted hereunder with respect to such assigned Pledged Collateral.


9.   COSTS AND EXPENSES
     ------------------

     Each Pledgor agrees to indemnify Security Agent, on a joint and several basis, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, cost expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Security Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein of the transactions contemplated hereby or thereby or enforcement of any of the terms hereof or thereof or of any other such documents; provided, however, that no Pledgor shall be liable for any of the foregoing to the extent they arise from Security Agent's or its directors', officers' employees' or agents' gross negligence or willful misconduct. Without limiting the generality of the foregoing and subject to the terms of the Purchase Agreement, all costs, charges and expenses incurred and all payments made by the Security Agent in the lawful exercise of the powers hereby conferred whether or not occasioned by any act, neglect or default of any Pledgor shall carry interest (as well after as before judgment) at a floating rate equal to the Prime Rate (as published by the Wall Street Journal or, if such publication is no longer published, a successor publication designated by the Purchasers in their reasonable discretion) plus 3% from the date of the same being incurred or becoming payable until the date the same are unconditionally and irrevocably paid and discharged in full. The amount of all such costs, charges, expenses and payments and all such interest thereon and all remuneration payable hereunder shall be payable by the Pledgors on demand by Security Agent. All such costs, charges, expenses and payments shall be paid and charged as between the Security Agent and the Pledgors on the basis of a full indemnity and not on the basis of party and party or any other kind of taxation.

10.  TERM
     ----

     This Agreement shall, subject to any prior reduction or release of the Pledgors' obligations hereunder granted expressly by the Security Agent (acting at the instruction of all Purchasers), remain in effect until full discharge of all of the Secured Obligations, including without limitation the transfer to the Purchasers all of the common shares to be delivered pursuant to the Purchase Agreement. The parties to this agreement agree to be bound by the provisions of
Section 5.2 of the Purchase Agreement attached hereto. Any instructions from the Purchasers described therein shall be signed by all of the Purchasers and must be received by the Security Agent prior to delivery of the Pledged Collateral to the transfer agent.

11.  ADDITIONAL PLEDGOR COVENANTS
     ----------------------------

     Each Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or hypothecate, encumber or grant any lien or security interest with respect to, any of the Pledged Collateral (except to Subsequent Pledgor as permitted herein), or (ii) enter into any agreement which could reasonably be expected to restrict or inhibit Security Agent's rights or ability to sell or otherwise dispose of the Pledged Collateral or any part thereof after the occurrence and during the continuation of an Event of Default. Each Pledgor agrees that it will (x) not cause or permit LHSP to issue to Pledgor any stock or other securities (including any warrants, options, subscriptions or other contractual arrangements for the purchase of stock or securities convertible into stock) in substitution for the Pledged Collateral except subject to the pledge and security interest effected hereunder in accordance with the terms hereof, and
(y) deliver hereunder, immediately upon acquisition thereof, any and all writings evidencing any additional Pledged Collateral in accordance with Section
3.2. Each Pledgor hereby authorizes Security Agent to modify this Agreement by unilaterally amending Exhibit A to include such shares of stock or other securities.

12.  GENERAL
     -------

     12.1.  Purchaser.  The powers granted to the Security Agent herein may be
            ---------
exercised in the sole discretion of the Purchasers. Neither the Security Agent nor the Purchasers shall be liable for any loss, cost, damage expense suffered by any person, except that resulting from their own fraud, recklessness or gross negligence, and then on a joint, and not several, basis.

     12.2   Governing Law; Jurisdiction.  This Agreement shall be governed by
            ----------------------------
and construed in accordance with the laws of Belgium applicable to contracts made and to be performed in Belgium. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to trial by jury under applicable law.

     12.3   Counterparts.  This Agreement may be executed in two or more
            -------------
counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall promptly cause additional original executed signature pages to be delivered to the other parties.

     12.4   Headings.  The headings of this Agreement are for convenience of
            ---------
reference and shall not form part of, or affect the interpretation of, this Agreement.

     12.5   Severability.  If any provision of this Agreement shall be invalid
            ------------
or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     12.6   Entire Agreement: Amendments.  This Agreement and the instruments
            -----------------------------
and other documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Pledgor and the Security Agent.

     12.7   Notices.  Any notice required or permitted to be given shall be in
            --------
writing and may be personally served or delivered by nationally-recognized overnight courier or by facsimile machine confirmed telecopy, and shall be deemed delivered at the time and date of receipt (which shall include telephone line facsimile transmission) or, if the date of such receipt is not a day on which banks in New York, New York, the United Kingdom and Brussels, Belgium are permitted or required by law to be closed (a "Business Day"), then on the next
                                              ------------
succeeding Business Day.  The addresses for such communications shall be:

               If to the Pledgors:
               ------------------

               Foundation LEHA
               Oldco N.V.
               L&H Holding III
               Jo Lernout
               Pol Hauspie
               c/o Lernout & Hauspie Speech Products
               7 Sint - Krispijnstraat,
               B8900 Ieper, Belgium
               Telephone: 011-32-5-722-8888
               Telecopy: 011-32-5-720-8489
               Attention: Messrs. Pol Hauspie and Carl Dammekens

               with a copy to:

               Loeff Claeys Verbeke
               Tervurenlaan 268 A
               Brussels B-1150
               Belgium
               Telephone: 011-32-2-778-2415
               Telecopy: 011-32-2-778-2457
               Attention:  Thomas Denys, Esq.


               Brown, Rudnick, Freed & Gesmer
               One Financial Center
               Boston, MA  02111
               Telephone: (617) 856-8555
               Telecopy: (617) 856-8201
               Attention: Philip J. Flink, Esq.

               If to Security Agent:
               Kredietbank
               125 W. 55th St., 10th Floor
               New York, NY 10019
               Attn:  Pierre Konings, General Manager and Senior Vice President
               Telephone:  (212) 541-0600
               Telecopy: (212) 541-0784
               ____________________

               If to Purchasers:

               Stark International
               and Shepherd Investments International, Ltd.:
               c/o Staro Asset Management, LLC
               1500 West Market Street, Suite 200
               Mequon, WI 53092
               Attn: Mr. Brian Davidson
               Telephone: (414) 241-7728 x15
               Telecopy: (414) 241-7704

               and with a copy to:

               Eleazer Klein, Esq.
               Schulte Roth & Zabel LLP
               900 Third Avenue
               New York, NY 10022
               Telephone: (212) 756-2376
               Telecopy: (212) 593-5955

               and with a copy to:

               RGC International Investors, LDC:

               c/o Rose Glen Capital Management, L.P.
               3 Bala Plaza East, Suite 200
               251 St. Asaphs Road
               Bala Cynwyd, PA  19004
               Attn:  Mr. Gary S. Kaminsky
               Telephone:  (610) 617-5900
               Telecopy:  (610) 617-0570

               and with a copy to:

               Keith Marlowe, Esq.
               Morgan Lewis & Bockius
               2001 Logan Square
               Philadelphia, PA 19103
               Telephone: (215) 963-5083
               Telecopy: (215) 963-5299
               in each case with a copy to:

               Shoreline Pacific Institutional Finance
               3 Harbor Drive, Suite 211
               Sausalito, CA  94965
               Telephone: (415) 332-7800
               Telecopy: (415) 332-7808
               Attention:  General Counsel

Each party shall provide notice to the other party of any change in address.

     12.8   Third Party Beneficiaries.  This Agreement is intended for the
            -------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. This Agreement shall be binding on and inure to the benefit of the parties and their permitted successors and assigns.

     12.9   Survival.  The representations and warranties of the Pledgor and the
            ---------
agreements and covenants set forth herein shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Purchaser. Each Pledgor agrees to indemnify and hold harmless the Security Agent and any Purchaser as the case may be and each of such party's respective officers, directors, employees, partners, agents and affiliates for loss or damage or expenses (including reasonable attorneys fees) arising as a result of or related to any breach or alleged breach by any Pledgor of any of its representations or covenants set forth herein, including advancement of expenses as they are incurred.

     12.10  Further Assurances.  Each party shall do and perform, or cause to
            -------------------
be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Security Agent hereby agrees to, immediately following closing, execute and deliver to Purchasers a certificate acknowledging receipt by Security Agent of the Pledged Shares to be held in accordance with the provisions of this Agreement.

     12.11  Remedies.  No provision of this Agreement providing for any remedy
            ---------
to a Security Agent or Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall impair the rights of the Purchasers to pursue the remedies provided to the Purchasers under the Purchase Agreement. Nothing in this Agreement shall limit any rights Security Agent or a Purchaser may have under any applicable federal or state securities laws with respect to the investment contemplated hereby. Each Pledgor acknowledges that a breach by it of its respective obligations hereunder will cause irreparable harm to Security Agent and each Purchaser. Accordingly, each Pledgor acknowledges that the remedy at law for a material breach of its respective obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by a Pledgor of the provisions of this Agreement, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate compliance, without the necessity of showing economic loss and without any bond or other security being required.


IN WITNESS WHEREOF the Pledgors, the Purchasers and the Security Agent have executed this Agreement as of April 14 1998, each acknowledging receipt of a signed original.

/s/ Jo Lernout
-----------------
JO LERNOUT



/s/ Pol Hauspie
------------------
POL HAUSPIE

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

LEHA FOUNDATION

By: /s/ Pol Hauspie
   -------------------
   Name: Pol Hauspie
   Title:   Director

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

L&H HOLDING III S.A., a Luxenbourg corporation


By: /s/ Jo Lernout
   ------------------
   Name: Jo Lernout
   Title:   Director



                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

OLDCO N.V., a Belgian corporation


By: /s/ Jo Lernout
   -------------------
   Name: Jo Lernout
   Title:   Director


By: /s/ Pol Hauspie
   -------------------
   Name: Pol Hauspie
   Title:   Director



                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

SECURITY AGENT:


KREDIETBANK N.V.


By:/s/ Pierre Konings
   ----------------------
   Name: Pierre Konings
   Title: Senior Vice President & General Manager



By:/s/ Stephanie I. Semidy
   --------------------------
   Name:  Stephanie I. Semidy
   Title:    Chief Operating Officer


                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

PURCHASERS:


RGC INTERNATIONAL INVESTORS, LDC

By: Rose Glen Capital Management, L.P.
       Investment Manager

By: RGC General Partner Corp.


By:  /s/
     -----------------------
Name:
Its: Managing Director

PRO RATA PORTION:  50%

RESIDENCE: Cayman Islands

ADDRESS:

     c/o Rose Glen Capital Management, L.P.
     3 Bala Plaza East, Suite 200
     251 St. Asaphs Road
     Bala Cynwyd, PA  19004
     Fax: (610) 617-0570
     Telephone:  (610) 617-5900
     Attn: Gary S. Kaminsky

                     [SIGNATURES CONTINUED ONTO NEXT PAGE]

PURCHASER SIGNATURES CONTINUED:

SHEPHERD INVESTMENTS INTERNATIONAL, LTD.


By:/s/ Michael A. Roth
   -------------------------------------------
   Name: Michael A. Roth
   Managing Member, Staro Asset Management, LLC
   Investment Manager, Shepherd Investments International, Ltd.
   DATE: 5-15-98
         ---------

PRO RATA PORTION:  25%

RESIDENCE: British Virgin Islands

   ADDRESS: c/o Staro Asset Management, LLC
            1500 West Market Street, Suite 200
            Mequon, WI 53092
            Fax: (414) 241-7704
            Tel: (414) 241-7728 x15
            Attn: Mr. Brian Davidson

STARK INTERNATIONAL


By:/s/ Michael A. Roth
   ---------------------------------------------
   Name:  Michael A. Roth
   Managing Member, Staro Asset Management, LLC
   Investment Manager, Stark International
   DATE: 4-15-98
         ---------


PRO RATA PORTION:  25%

RESIDENCE: Bermuda

  ADDRESS:  c/o Staro Asset Management, LLC
            1500 West Market Street, Suite 200
            Mequon, WI 53092
            Fax: (414) 241-7704
            Tel: (414) 241-7728 x15
            Attn: Mr. Brian Davidson